                                 EXHIBIT 99.9


             Notice of Grant Non-Employee Director - Annual Grant
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                                                                    ANNUAL GRANT



                                SEQUENOM, INC.

                   NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
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                            AUTOMATIC STOCK OPTION
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          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Sequenom, Inc. (the "Corporation"):

          Optionee:
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          Grant Date:
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          Exercise Price: $                                           per share
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          Number of Option Shares:   3,000 shares of Common Stock
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          Expiration Date:
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          Type of Option:      Non-Statutory Stock Option
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          Date Exercisable:    Immediately Exercisable
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          Vesting Schedule:  The Option Shares shall initially be invested and
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          subject to repurchase by the Corporation at the Exercise Price paid per Share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the option Shares upon Optionee's completion of one year of service as a member of the Corporation's Board of Directors (the "Board") measured from the Grant Date. In no event shall any Option Shares vest after Optionee's cessation of Board service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Sequenom, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee
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hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon
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request made to the Corporate Secretary at the Corporation's principal offices.

          No Impairment of Rights.  Nothing in this Notice or the attached
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Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          Definitions.  All capitalized terms in this Notice shall have the
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meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:  _________________, _______


                                 SEQUENOM, INC.

                                 By:
                                    ______________________________________
                                 Title:
                                       ___________________________________


                                 _________________________________________
                                                    OPTIONEE

                                 Address:
                                         _________________________________

                                         _________________________________

ATTACHMENTS
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Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                   EXHIBIT A
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                        AUTOMATIC STOCK OPTION AGREEMENT
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                                   EXHIBIT B
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                          PLAN SUMMARY AND PROSPECTUS
                          ---------------------------